Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10/A (Amendment No. 2 to Form 10) of our report dated December 4, 2018, relating to the financial statements of Predictive Technology Group, Inc., as of June 30, 2018 and 2017 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

May 22, 2019